Schedule A dated January 16, 2018 to the

Second Amended and Restated Multiple Class Plan of

THE CHARLES SCHWAB FAMILY OF FUNDS

Name of Fund and Class	Annual Shareholder Service Fee (as a percentage of average daily net assets of the Fund)	Annual Sweep Administration Service Fee (as percentage of average daily net assets of the Fund)
Schwab Municipal Money Fund – Sweep Shares	0.15%	0.10%
Schwab Municipal Money Fund – Ultra Shares (formerly Premier Shares)	0.00%	0.00%
Schwab Municipal Money Fund – Investor Shares (formerly Value Advantage Shares)	0.15%	0.00%
Schwab California Municipal Money Fund – Sweep Shares	0.15%	0.10%
Schwab California Municipal Money Fund – Investor Shares (formerly Value Advantage Shares)	0.15%	0.00%
Schwab New York Municipal Money Fund – Sweep Shares	0.15%	0.10%
Schwab New York Municipal Money Fund – Investor Shares	0.15%	0.00%
Schwab Value Advantage Money Fund – Investor Shares	0.15%	0.00%
Schwab Value Advantage Money Fund – Ultra Shares	0.00%	0.00%
Schwab Advisor Cash Reserves – Sweep Shares	0.15%	0.15%
Schwab Advisor Cash Reserves – Premier Sweep Shares	0.15%	0.15%
Schwab AMT Tax-Free Money Fund – Sweep Shares	0.15%	0.10%
Schwab AMT Tax-Free Money Fund – Investor Shares (formerly Value Advantage Shares)	0.15%	0.00%
Schwab Treasury Obligations Money Fund – Sweep Shares	0.15%	0.15%

Name of Fund and Class	Annual Shareholder Service Fee (as a percentage of average daily net assets of the Fund)	Annual Sweep Administration Service Fee (as percentage of average daily net assets of the Fund)
Schwab Treasury Obligations Money Fund – Investor Shares (formerly Value Advantage Shares)	0.15%	0.00%
Schwab Government Money Fund – Sweep Shares	0.15%	0.15%
Schwab Government Money Fund – Investor Shares (formerly Purchased Shares)	0.15%	0.00%
Schwab Variable Share Price Money Fund – Investor Shares	0.15%	0.00%
Schwab Variable Share Price Money Fund – Ultra Shares	0.00%	0.00%
Schwab U.S. Treasury Money Fund – Sweep Shares	0.15%	0.15%
Schwab U.S. Treasury Money Fund – Investor Shares	0.15%	0.00%

THE CHARLES SCHWAB FAMILY OF FUNDS

By:	/s/ Marie Chandoha
Marie Chandoha
President and Chief Executive Officer

Dated as of January 16, 2018

2